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                                                                      EXHIBIT 21

                                PLC SYSTEMS INC.

                           SUBSIDIARIES OF REGISTRANT

1.)  PLC Medical Systems, Inc., a Delaware Corporation

2.)  PLC Sistemas Medicos Internacionais Lda, a Madeira Corporation

3.)  PLC Sistemas Medicos Internacionais GmbH, a German Corporation

4.)  PLC Medical Systems France SARL, a French Corporation

5.)  PLC Medical Systems AG, a Swiss Corporation

6.)  PLC Medical Systems Asia/Pacific Pte Ltd, a Singapore Corporation

7.)  PLC Medical Systems Australia Pty Ltd, an Australian Corporation